Exhibit (16)

Power of Attorney

SIT MUTUAL FUNDS II, INC.

On behalf of

SIT TAX-FREE INCOME FUND

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eugene C. Sit and Paul E. Rasmussen, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form N-14 of Sit Mutual Funds II, Inc. (the “Company”), and any and all amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Rasmussen	Treasurer & Chief Compliance Officer	May 25, 2007
Paul E. Rasmussen

/s/ Eugene C. Sit	Chairman and Director	May 25, 2007
Eugene C. Sit

/s/ Melvin C. Bahle	Director	May 25, 2007
Melvin C. Bahle

/s/ William E. Frenzel	Director	May 25, 2007
William E. Frenzel

/s/ John P. Fagan	Director	May 25, 2007
John P. Fagan

/s / Sidney L. Jones	Director	May 25, 2007
Sidney L. Jones

/s/ Bruce C. Lueck	Director	May 25, 2007
Bruce C. Lueck

/s/ Donald W. Phillips	Director	May 25, 2007
Donald W. Phillips

C-7